UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2017

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36264	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3141 Hood Street, Suite 500

Dallas, Texas 75219

(Address of Principal Executive Offices)

(Zip Code)

(214) 252-2700

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2017, RSP Permian, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company (the “Selling Stockholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) relating to the offer and sale (the “Offering”) of 15,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) by the Selling Stockholders at a price to the Underwriter of $38.78 per share, to be resold by the Underwriter to the public at variable prices. Pursuant to the Underwriting Agreement, the Selling Stockholders have granted the Underwriter a 30-day option to purchase up to an additional 2,250,000 shares of the Common Stock, which option was exercised in full by the Underwriter on May 23, 2017.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriter may be required to make in the event of any such liabilities.

The Offering is expected to close on May 24, 2017, subject to customary closing conditions. The Company will not receive any of the proceeds from the Offering.

As more fully described under the caption “Underwriting” in the prospectus supplement, dated May 18, 2017, filed with the Securities and Exchange Commission on May 22, 2017 (the “Prospectus Supplement”), the Underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they received or may in the future receive customary fees and expenses. In particular, among other relationships, Bank of America, N.A., an affiliate of the Underwriter, is a lender under the Company’s credit facility. Bank of America, N.A. also acts as a swing line lender and letter of credit issuer in that facility.

As more fully described under the captions “Prospectus Supplement Summary—Recent Developments” and “Selling Stockholders” in the Prospectus Supplement, the Selling Stockholders and the Company are parties to certain membership interest purchase and sale agreements, and the transactions contemplated by those agreements were consummated on November 28, 2016 and March 1, 2017, respectively, pursuant to which the Company acquired 100% of the outstanding membership interests of Silver Hill Energy Partners, LLC and Silver Hill E&P II, LLC (collectively, the “Acquisitions”). In connection with the Acquisitions, the Company granted registration rights to the shares received by the Selling Stockholders as part of the consideration. The shares sold by the Selling Stockholders in the Offering were among the shares received by the Selling Stockholders in the Acquisitions. Immediately following the Offering, the Selling Stockholders will own an aggregate of approximately 6.7% of the Company’s outstanding common stock.

The foregoing description of the Offering and the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

A legal opinion related to the shares sold pursuant to the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 18, 2017, by and among RSP Permian, Inc., the Selling Stockholders named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

By:	/s/ James E. Mutrie
James E. Mutrie
General Counsel and Vice President

Dated: May 23, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 18, 2017, by and among RSP Permian, Inc., the Selling Stockholders named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

4